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                                                                   Exhibit 10.13


                         UNITED STATES BANKRUPTCY COURT

                            NORTHERN DISTRICT OF OHIO


In re:                        )         In Jointly Administered
                              )         Chapter 11 Proceedings
PHAR-MOR, INC., ET AL.,       )
                              )         Case No. 01-44007 through 01-44015
               Debtors.       )
                              )         William T. Bodoh,
                              )         U. S. Bankruptcy Judge
                              )
                              )


              ORDER ENJOINING THE TRANSFER OF CERTAIN STOCK IN THE
            DEBTORS UNTIL CONFIRMATION OF THE PLAN OF REORGANIZATION

         At Youngstown, in said District, this 27th day of March, 2002.

         THIS DAY THIS MATTER came on for hearing upon the debtors' and debtors' in possession (collectively, the "Debtors") Motion Pursuant to Bankruptcy Code Sections 541 and 362 for an Injunction Prohibiting the Transfer of Certain Stock in the Debtors until June 29, 2002 (the "Motion"); and

         IT APPEARING TO THE COURT that notice of the Motion was proper, and no persons appearing in opposition to the Motion or all objections to such Motion having been resolved or overruled; and

         IT FURTHER APPEARING TO THE COURT that it has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334 and that this is a core proceeding pursuant to 28 U.S.C. Sections 157(b)(2); and




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         IT FURTHER APPEARING TO THE COURT that it is authorized to grant the relief specified herein pursuant to sections 541 and 362(a)(3) of title 11, United States Code (the "Bankruptcy Code"); and

         IT FURTHER APPEARING TO THE COURT that the Debtors' net operating loss is property of the Debtors' estates under Bankruptcy Code section 541(a)(1); and

         IT FURTHER APPEARING TO THE COURT that all transfers of stock in the Debtors that involve an "owner shift" as defined in section 382 of the Internal Revenue Code of 1986, as amended (the "IRC") constitute attempts to "exercise control over property of the estate" in violation of section 362(a)(3) of the Bankruptcy Code; and

         IT FURTHER APPEARING TO THE COURT that restricting such transfers of stock is in the best interests of the Debtors' estates and will facilitate future plans of reorganization.

         IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that the Motion is hereby granted and all transfers of stock in the Debtors that Phar-Mor and its advisors determine may increase the risk of invoking the section 382 limitation and jeopardize preservation of the NOL are enjoined until confirmation of the plan of reorganization;

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that any transfer of shares in violation of this Order shall be null and void and shall have no force and effect. All shareholders proposing to transfer shares are required to complete the transferor and transferee or letters of representation that are attached to the Motion as Exhibit D and submit them to Phar-Mor prior to the proposed transfer. Phar-Mor and its advisors will notify the proposed transferor and


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transferee promptly upon deciding whether to authorize the transfer. In the absence of Phar-Mor's written authorization, no transfer shall be effective;

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that this Order is without prejudice to the Debtors' rights to seek an extension of the time beyond the confirmation of the plan of reorganization during which transfers of stock pursuant to the Order are restricted.

         IT IS SO ORDERED.
                                /s/ William T. Bodoh
                                -------------------------------------
                                WILLIAM T. BODOH,
                                UNITED STATES BANKRUPTCY JUDGE



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